Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FMC Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-209746) and Form S-8 (Nos. 333‑64702, 333-62683, 333-36973, 333-24039, 333-18383, 333-69805, 333-69714, 333-111456, 333-172387, and 333-172388) of FMC Corporation our report dated February 28, 2019, except with respect to the effects of reporting the FMC Lithium segment as a discontinued operation, as discussed in Note 1, as to which is dated August 2, 2019, with respect to the consolidated balance sheets of FMC Corporation and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of income (loss), comprehensive income (loss), changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule II - valuation and qualifying accounts and reserves (collectively, the consolidated financial statements), which appear in this Form 8-K.

/s/ KPMG LLP
Philadelphia, Pennsylvania
August 2, 2019